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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Registration Statement (Form S-8), pertaining to the Amended and Restated 1999 Employee Stock Purchase Plan and the Amended and Restated 1997 Stock Incentive Plan of SilverStream Software, Inc. (the "Company"), of our report dated March 5, 1999, except for
Note 13, as to which the date is July 23, 1999, with respect to the consolidated financial statements and schedule of the Company included in the Company's Registration Statement on Form S-1 (File No. 333-80553) as filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP

Boston, Massachusetts
August 23, 1999




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